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                                                                   EXHIBIT 10.53

                                     KEYCORP
                       SECOND SUPPLEMENTAL RETIREMENT PLAN

                                    ARTICLE I

                                    THE PLAN

      The KeyCorp Second Supplemental Retirement Plan (the "Plan"), is hereby established December 28, 2004 to be effective January 1, 2005. The Plan, as structured, is designed to provide an additional supplemental retirement benefit to certain employees of KeyCorp and its subsidiaries that is in addition to the December 31, 2004 frozen nonqualified supplemental retirement benefit to be provided to those employees under the KeyCorp Supplemental Retirement Plan. It is the intention of KeyCorp and it is the understanding of the employees covered under the Plan, that the Plan constitutes a nonqualified retirement plan for a select group of employees, and as such, the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE II

                                   DEFINITIONS

      2.1 MEANINGS OF DEFINITIONS. As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

      (a) "AVERAGE INTEREST CREDIT" shall mean the average of the Interest Credits (as defined in the Retirement Plan) for the three (3) consecutive calendar years ending with the year of the Grandfathered Employee's termination.

      (b) "AVERAGE TREASURY RATE" shall mean the average of the Treasury Rates (as defined in the Retirement Plan) for the three (3) consecutive calendar years ending with the year of the Grandfathered Employee's termination.

      (c) "EQUITY/COMPENSATION AWARD" shall mean one-half (50%) of the value of an award granted under the KeyCorp 2004 Equity Compensation Plan for any Plan year. The term "Equity/Compensation Award" may include "Stock Appreciation Rights", "Restricted Stock", "Restricted Stock Units", "Performance Shares", and/or "Performance Units", but shall specifically not include "Options" as those terms have been defined in accordance with the provisions of the KeyCorp 2004 Equity Compensation Plan."

      (d) "BENEFICIARY" shall mean the Grandfathered Employee's surviving spouse or such other Beneficiary determined pursuant to Article VII of the Retirement Plan in the event the Grandfathered Employee dies before his or her Supplemental Retirement Benefit shall have been distributed to him or her in full.

      (e) "COMPENSATION" for any Plan year or any partial Plan year in which the Grandfathered Employee incurs a severance from service date shall mean the entire amount of base compensation paid to such Grandfathered Employee during such period by reason of his employment as an Employee as reported for federal income tax purposes, or such base compensation which would have been paid except for (1) the timing of an Employer's payroll processing operations, (2) the Grandfathered Employee's election to participate in the KeyCorp 401(k) Savings Plan, KeyCorp Excess 401(k) Savings Plan, the KeyCorp Flexible Benefits Plan, a transportation reimbursement plan, the KeyCorp Automatic Deferral Plan, and/or (3) the Grandfathered Employee's election to defer such base compensation election of under the KeyCorp Deferred Compensation Plan for the applicable Plan year(s), provided, however, that the term Compensation shall specifically exclude:

            (i) any amount attributable to the Grandfathered Employee's exercise of stock appreciation rights and the amount of any gain to the Grandfathered Employee upon the exercise of stock options;

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            (ii)   any amount attributable to the Grandfathered Employee's
                   receipt of non-cash remuneration whether or not it is included in the Grandfathered Employee's income for federal income tax purposes;

            (iii) any amount attributable to the Grandfathered Employee's receipt of moving expenses and any relocation bonus paid to the Grandfathered Employee during the Plan year;

            (iv) any amount attributable to a lump sum severance payment paid by an Employer or the Corporation to the Grandfathered Employee;

            (v) any amount attributable to fringe benefits (cash and non-cash);

            (vi) any amount attributable to any bonus or payment made as an inducement for the Grandfathered Employee to accept employment with an Employer;

            (vii) any amount paid to the Grandfathered Employee during the Plan year which is attributable to interest earned and any KeyCorp matching contributions allocated on compensation deferred under a plan of an Employer or the Corporation;

            (viii) any amount attributable to salary deferrals paid to the
                   Grandfathered Employee during the Plan year, which have been previously included as compensation under the Plan; and

            (ix) any amount paid for any period after the Grandfathered Employee's termination or retirement date.

      (f) "CORPORATION" shall mean KeyCorp, an Ohio corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

      (g) "DISABILITY" shall mean (1) the physical or mental disability of a permanent nature which prevents a Participant from performing the duties such Participant was employed to perform for his or her Employer when such disability commenced, (2) qualifies for disability benefits under the federal Social Security Act within 30 months following the Participant's disability, and (3) qualifies the Participant for disability coverage under the KeyCorp Long Term Disability Plan. In addition to the foregoing, the disability requirements addressed in Section 409A of the Code are incorporated into the provisions of this definition.

      (h) "EARLY RETIREMENT DATE" shall mean the date of the Grandfathered Employee's retirement from his or her employment with an Employer on or after the Grandfathered Employee's attainment of age 55 and completion of a minimum of five years of Benefit Service, but prior to the Grandfathered Employee's Normal Retirement Date.

      (i) "EMPLOYER" shall mean the Corporation and any of its subsidiaries or affiliates unless specifically excluded as an Employer for Plan purposes by written action of an officer of the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation, and each Employer shall be deemed to appoint the Corporation as its exclusive agent under the Plan as long as it continues as an Employer.

      (j) "FINAL AVERAGE COMPENSATION" shall mean with respect to any Grandfathered Employee, the annual average of his or her highest aggregate Compensation for any period of five consecutive years within the period of ten consecutive full years immediately prior to his or her retirement or other termination of employment, or termination of the Plan, whichever first occurs; provided, however, that if a Grandfathered Employee is employed for less than five consecutive years prior to such date, the term shall mean the monthly average of the aggregate amount of his or her Compensation for the entire period of the Grandfathered Employee's employment, multiplied by 12. If a Grandfathered Employee receives no Compensation for any portion of such five consecutive years because of absence from work, there shall be treated as Compensation received during such period of absence an amount equal to the Compensation he or she would have received had the Grandfathered Employee not been absent, such amount to be determined by the Corporation on the basis of such Grandfathered Employee's salary or wage rate in effect immediately prior to such absence; provided, however, that no Compensation shall be credited

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            hereunder for the period during which the Grandfathered Employee is permanently and totally disabled and for which he receives benefits under the long term disability program maintained in effect by his Employer.

      (k) "GRANDFATHERED EMPLOYEE" shall mean an Employee who is listed on Exhibit A attached hereto.

      (l) "HARMFUL ACTIVITY" shall have occurred if the Grandfathered Employee shall do any one or more of the following:

            (i) Use, publish, sell, trade or otherwise disclose Non-Public Information of KeyCorp unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to KeyCorp.

            (ii) After notice from KeyCorp, fail to return to KeyCorp any document, data, or thing in his or her possession or to which the Grandfathered Employee has access that may involve Non-Public Information of KeyCorp.

            (iii) After notice from KeyCorp, fail to assign to KeyCorp all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Grandfathered Employee created, in whole or in part, during employment with KeyCorp, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

            (iv) After notice from KeyCorp, fail to agree to do any acts and sign any document reasonably requested by KeyCorp to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Grandfathered Employee created, in whole or in part, during employment with KeyCorp, including, without limitation, the signing of patent applications and assignments thereof.

            (v) Upon the Grandfathered Employee's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, solicit or entice for employment or hire any KeyCorp employee.

            (vi) Upon the Grandfathered Employee's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, call upon, solicit, or do business with (other than business which does not compete with any business conducted by KeyCorp) any KeyCorp customer the Grandfathered Employee called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while the Grandfathered Employee was employed at KeyCorp unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom the Grandfathered Employee should have reasonably known was a customer of KeyCorp.

            (vii) Upon the Grandfathered Employee's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, after notice from KeyCorp, continue to engage in any business activity in competition with KeyCorp in the same or a closely related activity that the Grandfathered Employee was engaged in for KeyCorp during the one year period prior to the termination of the Grandfathered Employee's employment.

                  For purposes of this Section 2.1(l) the term:

                  "INTELLECTUAL PROPERTY" shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing relating to KeyCorp or any of its businesses.

                  "NON-PUBLIC INFORMATION" shall mean, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers)

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                  that are developed, owned, utilized, or maintained by an
                  employer such as KeyCorp, and that of its customers or suppliers, and that are not generally known by the public.

                  "KEYCORP" shall include KeyCorp, its subsidiaries, and its affiliates.

      (m) "INCENTIVE COMPENSATION AWARD" for any Plan year shall collectively mean the short term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) and the long term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) (if any) granted to a Grandfathered Employee under an Incentive Compensation Plan, as follows:

            - An incentive compensation award granted under the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Management Incentive Compensation Plan, and/or such other Employer-sponsored line of business Incentive Compensation Plan which shall constitute an Incentive Compensation Award for the year in which the award is earned (without regard to the actual time of payment).

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Compensation Plan ("LTIC Plan") with respect to any multi-year performance period which shall be deemed to be for the last year of the multi-year period without regard to the actual time of payment of the award. Accordingly, an incentive compensation award granted under the LTIC Plan with respect to the three-year performance period of 1993, 1994, and 1995 will be deemed to be for 1995 (without regard to the actual time of payment), and the entire incentive compensation award under the LTIC Plan for that performance period will be an Incentive Compensation Award for the year 1995.

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Plan ("Long Term Plan") with respect to any multi-year period which shall be deemed to be for the last year of the multi-year performance period and for the year immediately following such year (without regard to the actual time of payment). Accordingly, an award granted under the Long Term Plan with respect to the four-year performance period of 1998, 1999, 2000, and 2001 shall be deemed to be for the years 2001 and 2002, with one-half the award allocated to the year 2001, and one-half the award allocated to the year 2002.

            - An incentive compensation award granted in the form of restricted stock under the KeyCorp Amended and Restated 1991 Equity Compensation Plan with respect to any multi-year period (but specifically excluding those awards applicable to the 2002-2003 multi-year period), which shall be deemed to be for the year in which the award (grant) is made to the Grandfathered Employee; provided, however, that only those shares of restricted stock that have vested as of the Grandfathered Employee's termination date shall be utilized for purposes of determining the Grandfathered Employee's Incentive Compensation Award. The fair market value of such shares as of the date of the restricted stock grant multiplied by the number of vested shares as of the Grandfathered Employee's termination date shall be included in determining the value of such award for purposes of calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan.

                  Notwithstanding the foregoing, however, in calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan, if it is determined that an incentive compensation award granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan would produce a larger Plan benefit for the Grandfathered Employee if the award was included in the year in which the award (or any part of the award) was initially vested rather than in the year in which the award was granted, then such incentive compensation award shall be included for the year in which the award (or any part of the award) initially vested rather than for the year in which the award was granted.

                  If at the time of the Grandfathered Employee's termination date, the Grandfathered Employee maintains shares of not forfeited restricted stock and such restricted stock later vests in conjunction with the passage of time or with the Corporation's attainment of certain performance criteria, or otherwise, then as of such subsequent vesting date the Grandfathered Employee's Monthly Supplemental Retirement Benefit shall be recalculated to include such newly vested shares. Such newly vested shares shall relate to the award in which such shares were granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan and shall be included as a part of that award (based on either the date of grant or the date of initially vesting, whichever date was actually used by the Plan in calculating the Grandfathered Employee's initial Monthly Supplemental Retirement Benefit).

            - An incentive compensation award granted in the form of either restricted stock and/or phantom shares (hereinafter collectively referred to as "shares") under the KeyCorp Chief Executive Officer Plan with respect to any multi-year period (but specifically excluding those awards applicable to the 2002-2003 multi-year period), shall be deemed to be for the year in which the award (grant) is made to the Grandfathered Employee; provided, however, that only those shares that have vested as of the Grandfathered Employee's termination date shall be utilized in calculating the Grandfathered Employee's Incentive Compensation Award. The fair market value of such shares as of the date of the share grant multiplied by the number of vested shares as of the Grandfathered Employee's termination date shall be used in determining value of such award for purposes of calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of
                  Article III of the Plan.

            - Notwithstanding the foregoing, however, in calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan, if it is determined that an incentive compensation award granted under the KeyCorp Chief Executive Officer Plan would produce a larger Plan benefit for the Grandfathered Employee if the award was included in the year in which the award (or any part of the award) initially vested rather than in the year in which the award was granted, then such incentive compensation award shall be included in year in which the award (or any part of the award) initially vested rather than for the year for which the award was granted.

                  If at the time of the Grandfathered Employee's termination date, the Grandfathered Employee maintains not forfeited shares, and such shares later vest in conjunction with the passage of time or with the Corporation's attainment of certain performance criteria, or otherwise, then as of such subsequent vesting date, the Grandfathered Employee's Monthly Supplemental Retirement Benefit shall be recalculated to include such newly vested shares. Such newly vested shares shall relate to the award in which such shares were granted under the under the KeyCorp Chief Executive Officer Plan, and shall be included as part of that award (based on either the date granted or the date initially vested, whichever date was actually used by the Plan in calculating the Grandfathered Employee's initial Monthly Supplemental Retirement Benefit).

            - For those limited Grandfathered Employees who, for Plan purposes and in accordance with the provisions of this Section 2.1(m) received Incentive Compensation Award(s) granted in the form of time-lapsed restricted stock award(s) and/or performance shares under the KeyCorp Amended and Restated 1991 Equity Compensation Plan or the KeyCorp Chief Executive Officer Plan with respect to any multi-year period, the term Incentive Compensation Award shall also include those Equity/Compensation Award(s) granted to the Grandfathered Employee under the 2004 Equity Compensation Plan. An Equity/Compensation Award shall be deemed to be for the year in which the Equity/Compensation Award vests. If the Equity/Compensation Award is in the form of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, the fair market value of such shares as of the date of the Equity/Compensation Award grant multiplied by the number of vested shares as of the Grandfathered Employee's termination date shall determine the value of such Incentive Compensation Award for purposes of calculating the Grandfathered Employee's Supplemental Retirement Benefit under the provisions of Article III of the Plan.

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                  Notwithstanding the foregoing provisions of this Section
                  2.1(m) hereof, in calculating a Grandfathered Employee's Incentive Compensation Award for any 12 month period, there shall be included only one award granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan, the KeyCorp Chief Executive Officer Plan, or Equity/Compensation Award under the KeyCorp 2004 Equity Compensation Plan for purposes of determining the Grandfathered Employee's Incentive Compensation Award for such 12 month period.

      (n) "INCENTIVE COMPENSATION PLAN" shall mean the KeyCorp Management Incentive Compensation Plan, the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Plan, the KeyCorp Amended and Restated 1991 Equity Compensation Plan, the KeyCorp Chief Executive Officer Plan, the KeyCorp 2004 Equity Compensation Plan, and/or such other Employer or KeyCorp-sponsored incentive compensation plan that KeyCorp in its sole discretion determines constitutes an "Incentive Compensation Plan" for purposes of this Section 2.1(n), as may be amended from time to time."

      (o) "KEYCORP CHIEF EXECUTIVE OFFICER PLAN" shall mean the KeyCorp Chief Executive Officer Restricted Stock Plan, as may be amended from time to time, including any other successor or replacement plan.

      (p) "NORMAL RETIREMENT DATE" shall mean the first day of the month coinciding with or immediately following a Grandfathered Employee's 65th birthday, or if later, the fifth anniversary of the Grandfathered Employee's employment commencement date.

      (q) "RETIREMENT PLAN" shall mean the KeyCorp Cash Balance Pension Plan with all amendments, modifications and supplements which may be made thereto, as in effect on the date of a Grandfathered Employee's retirement, death, or other termination of employment.

      (r) "SUPPLEMENTAL RETIREMENT BENEFIT" shall mean the benefit paid under this Plan as determined under Article III of the Plan.

      All other capitalized and undefined terms used herein shall have the meanings given them in the Retirement Plan for Employees of Society Corporation and Subsidiaries (January 1, 1993 Restatement) ("Society Retirement Plan"), unless a different meaning is plainly required by the context.

      The masculine gender includes the feminine, and singular references include the plural, unless the context clearly requires otherwise.

                                   ARTICLE III

                         SUPPLEMENTAL RETIREMENT BENEFIT

      3.1 ELIGIBILITY. A Grandfathered Employee shall be eligible for a Supplemental Retirement Benefit hereunder if the Grandfathered Employee (i) retires on or after age 65 with five or more years of Benefit Service, (ii) terminates employment with an Employer on or after age 55 with ten or more years of Benefit Service, (iii) terminates his or her active employment with an Employer upon becoming Disabled after completing five or more years of Benefit Service and disability benefits have ceased under the KeyCorp Long-Term Disability Plan due to the Grandfathered Employee's election for Early or Normal Retirement under the Retirement Plan, or (iv) dies after completing five or more years of Benefit Service, and has a Beneficiary who is eligible for a benefit under the Retirement Plan.

      A Grandfathered Employee shall also be eligible for a Supplemental Retirement Benefit if the Grandfathered Employee becomes involuntarily terminated from his or her employment with an Employer for reasons other than the Grandfathered Employee's Discharge for Cause, and (i) as of the Grandfathered Employee's termination date the Grandfathered Employee has a minimum of twenty-five (25) or more years of Benefit Service, and (ii) the Grandfathered Employee enters into a written non-solicitation and non-compete agreement under terms that are satisfactory to the Employer.

          For purposes of this Section 3.1, hereof, the term "Discharge for Cause" shall mean a Grandfathered Employee's employment termination that is the result of the Grandfathered Employee's violation of the Employer's policies, practices or procedures, violation of city, state, or federal law, or failure to perform his or her assigned job duties in a satisfactory manner. The Employer in its sole and absolute discretion shall determine whether a Grandfathered Employee has been Discharged for Cause.

      3.2 AMOUNT AND PAYMENT. Subject to the provisions of Section 3.4 hereof, a Grandfathered Employee's Supplemental Retirement Benefit shall be (a) minus
(b) as follows:

      (a) The monthly Supplemental Retirement Benefit payable to a Grandfathered Employee shall be such amount as is required, when added to the monthly benefit payable (before the reduction applicable to any optional method of payment) under the Retirement Plan, to produce an aggregate monthly benefit equal to the monthly benefit which would have been payable in the form of a single life annuity (determined without regard to the annual limitation on Plan benefits imposed pursuant to Section 415 of the Code, the limitation on annual compensation imposed pursuant to Section 401(a)(17) of the Code, or the reduction applicable to any optional method of payment) under either the Society Retirement Plan formula in effect on and after January 1, 1989, or the applicable Society Retirement Plan formula in effect prior to January 1, 1989, whichever results in a larger monthly benefit, if there was added to the Grandfathered Employee's Final Average Monthly Compensation an amount equal to the monthly average of the highest five Incentive Compensation Awards granted to the Grandfathered Employee under an Incentive Compensation Plan during the ten-year period preceding the earliest of his or her Retirement, death, disability, or other termination of employment (if the Grandfathered Employee was granted fewer than five Incentive Compensation Awards, such monthly average is determined by adding the amount of such awards and dividing by 60),

            MINUS

      (b) The Grandfathered Employee's accrued and vested Normal Retirement Date supplemental retirement benefit payable in the form of a single life annuity under the KeyCorp Supplemental Retirement Plan as actuarially adjusted in accordance with Section 3.5 of the KeyCorp Supplemental Retirement Plan.

      Solely for purposes of reference, the alternative benefit formulas in effect under the Society Retirement Plan prior to January 1, 1989, and the eligibility criteria applicable to each are reproduced in Exhibit B attached hereto.

      3.3 EARLY RETIREMENT ELECTION. Subject to the provisions of Section 3.4 hereof, if a Grandfathered Employee elects to receive his or her Supplemental Retirement Benefit on or after the Grandfathered Employee's Early Retirement Date but prior to the Grandfathered Employee's Normal Retirement Date, the Grandfathered Employee's Supplemental Retirement Benefit shall be calculated in accordance with the provisions of Section 3.2 hereof, provided, however, that the benefit payable under the Retirement Plan for purposes of Section 3.2 and this Section 3.3 hereof, shall be the Grandfathered Employee's Normal Retirement Date benefit. In calculating this Normal Retirement Date benefit, if the Grandfathered Employee is not eligible for, or chooses not to elect his or her monthly benefit under the provisions of Section 6.5(b) of the Retirement Plan, then such Grandfathered Employee's Retirement Plan benefit as of his or her termination date shall be increased for purposes of this Plan with an imputed Average Interest Credit to reflect the Grandfathered Employee's benefit at his or her Normal Retirement Date, and shall be converted to the form of a single life annuity option using the Average Treasury Rate and GATT Mortality Table. The amount of the Grandfathered Employee's monthly Supplemental Retirement Benefit otherwise determined under Section 3.2 and this Section 3.3 hereof shall then be reduced by .3% for each month between the ages of 55 and 60 and .4% for each month after age 60 that the commencement of the Grandfathered Employee's Supplemental Retirement Benefit precedes his or her Normal Retirement Date.

      3.4 RECALCULATION AS A RESULT OF HARMFUL ACTIVITY. Notwithstanding the foregoing provisions of Section 3.2 and Section 3.3 hereof, the Corporation reserves the right at all times to recalculate a Grandfathered Employee's Supplemental Retirement Benefit, if it is determined that within six months of the Grandfathered Employee's termination date the Grandfathered Employee engaged in any Harmful Activity, as that term is defined in accordance with Section 2.1(l) of the Plan, which resulted in the forfeiture of all or any portion of the Grandfathered Employee's restricted share award(s) granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan, phantom share awards granted under the KeyCorp Chief Executive Officer Plan, or Equity/Compensation Awards granted under the KeyCorp 2004 Equity Compensation Plan. Such recalculation shall relate back to the Grandfathered Employee's original date of termination, and any Supplemental Retirement Benefit payment paid to the Grandfathered Employee in excess of such recalculated Supplemental Retirement Benefit amount shall be offset against any future Supplemental Retirement Benefit payments to be paid to the Grandfathered Employee.

      3.5 ACTUARIAL FACTORS. The Supplemental Retirement Benefit payable to a Grandfathered Employee or Grandfathered Employee's Beneficiary in a form other than a single life annuity shall be actuarially equivalent to such single life annuity payment option. In making the determination provided for in this Article III, the Corporation shall rely upon calculations made by the independent actuaries for the Plan, who shall determine actuarially equivalent benefits under the Plan by applying the UP-1984 Mortality Table (set back two years) and using an interest rate of 6%.

                                   ARTICLE IV

                   PAYMENT OF SUPPLEMENTAL RETIREMENT BENEFIT

      4.1 IMMEDIATE PAYMENT UPON TERMINATION OR RETIREMENT OF GRANDFATHERED EMPLOYEE. Subject to the provisions of Section 4.2 and Section 4.4 hereof, a Grandfathered Employee meeting the age and service eligibility requirements of
Section 3.1 shall receive an immediate distribution of his or her Supplemental Retirement Benefit upon the Grandfathered Employee's retirement or termination of employment, payable in the form of a single life annuity unless the Grandfathered Employee elects in writing a minimum of thirty days prior to his or her retirement or termination date to receive his or her Supplemental Retirement Benefit under a different form of payment. The forms of payment from which a Grandfathered Employee may elect shall be actuarially equivalent to the Grandfathered Employee's single life annuity payment option, and shall be identical to those forms of payment specified in the Retirement Plan, provided, however, that the lump sum payment option available under the Retirement Plan shall not be available under this Plan. Such method of payment, once elected by the Grandfathered Employee, shall be irrevocable.

      4.2 DEFERRED BENEFIT PAYMENT. A Grandfathered Employee who retires or terminates his or her employment with an Employer after meeting the age and service requirements of Section 3.1 hereof, may elect to defer the receipt of his or her Supplemental Retirement Benefit until a date specified by the Grandfathered Employee, subject to the following requirements: (i) the Grandfathered Employee notifies the Corporation in writing of his or her deferral election a minimum of one year prior to the Grandfathered Employee's retirement or termination of employment, (ii) the Grandfathered Employee specifies the future date on which such Supplemental Retirement Benefit shall be distributed, (iii) the Grandfathered Employee's requested deferral period is for a period of not less than five years following the Grandfathered Employee's retirement or termination of employment, (iv) the Grandfathered Employee's Supplemental Retirement Benefit commencement date mirrors the benefit commencement date of the Grandfathered Employee's supplemental retirement benefit under the KeyCorp Supplemental Retirement Plan, and (v) the Grandfathered Employee commences distribution of his or her Supplemental Retirement Benefit no later than the first day of the month immediately following the Grandfathered Employee's sixty-fifth (65th) birthday. The election to defer, once made by the Grandfathered Employee, shall be irrevocable.

      Notwithstanding the foregoing, in the case of an "unforeseeable emergency", upon written application by the Grandfathered Employee to the Corporation, the Corporation may accelerate the distribution of the Grandfathered Employee's deferred Supplemental Retirement Benefit. For purposes of this Section 4.2, the term "unforeseeable emergency" shall mean a severe financial hardship to the Grandfathered Employee resulting from a sudden and unexpected illness or accident of the Grandfathered Employee, the Grandfathered Employee's spouse, or the Grandfathered Employee's dependent (as defined in Section 152(a) of the Code), the loss of the Grandfathered Employee's property due to casualty, or such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grandfathered Employee. The determination of an "unforeseeable emergency" and the ability of the Corporation to accelerate the Grandfathered Employee's Supplemental Retirement Benefit shall be determined in accordance with the requirements of Section 409A of the Code and applicable regulations issued thereunder.

      4.3 PAYMENT LIMITATION FOR KEY EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, in the event that the Grandfathered Employee constitutes a "key" employee of the Corporation (as that term is defined in accordance with Section 416(i) of the Code without regard to paragraph (5) thereof), distributions of the Grandfathered Employee's Supplemental Retirement Benefit may not be commenced before the date which is six months after the Grandfathered Employee's date of separation from service (or, if earlier, the date of death of the

Grandfathered Employee). The term "separation from service" shall be defined for Plan purposes in accordance with the requirements of Section 409A of the Code and applicable regulations issued thereunder.

      4.4   PAYMENT UPON DEATH OF GRANDFATHERED EMPLOYEE.

      (a) Upon the death of a Grandfathered Employee who has met the service requirement of Section 3.1, but who has not yet commenced distribution of his or her Supplemental Retirement Benefit there shall be paid to the Grandfathered Employee's Beneficiary 50% of the Supplemental Retirement Benefit which the Grandfathered Employee would have been entitled to receive under the Provisions of Section
            3.2 of the Plan calculated as if the Grandfathered Employee had retired on his or her Normal Retirement Date and elected to receive his or her Supplemental Retirement Benefit.

            For purposes of this Section 4.4(a) only, the following shall apply:

            (i) The Grandfathered Employee's Benefit Service shall be calculated as of the Grandfathered Employee's date of death.

            (ii) The Grandfathered Employee's Retirement Plan benefit shall be calculated under the provisions of Article IV of the Retirement Plan as if the Grandfathered Employee retired on his or her Normal Retirement Date, with such Retirement Plan benefit being increased for purposes of this Section 4.4(a) with an imputed Average Interest Credit to reflect what the Grandfathered Employee's Retirement Plan benefit would have been as of the Grandfathered Employee's Normal Retirement Date; such Retirement Plan benefit shall be converted to a single life annuity option using the Average Treasury Rate and the Gatt Mortality Table.

                  Payment of this death benefit shall be made in the form of a single life annuity, and will be subject to distribution any time after the date the Grandfathered Employee would have attained his or her Early Retirement Date, as actuarially adjusted in accordance with Section 3.3 hereof, if paid prior to the Grandfathered Employee's Normal Retirement Date.

      (b) In the event of a Grandfathered Employee's death after the Grandfathered Employee has commenced distribution of his or her Supplemental Retirement Benefit, there shall be paid to the Grandfathered Employee's Beneficiary only those survivor benefits provided under the form of benefit payment elected by the Grandfathered Employee

                                    ARTICLE V

                       ADMINISTRATION AND CLAIMS PROCEDURE

      5.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review,
(c) to resolve all other questions arising under the Plan, including any questions of construction, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Corporation shall not be disturbed unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Corporation shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants, as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 5.2. The Plan year, for purposes of Plan administration, shall be the calendar year.

      5.2 CLAIMS REVIEW PROCEDURE. Whenever the Corporation decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Corporation shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Corporation in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Corporation a written request therefore, which request shall contain the following information:

      (a) the date on which the request was filed with the Corporation; provided, however, that the date on which the request for review was in fact filed with the Corporation shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

      (b) the specific portions of the denial of his claim which the Claimant requests the Corporation to review;

      (c) a statement by the Claimant setting forth the basis upon which he believes the Corporation should reverse its previous denial of his or her claim and accept his or her claim as made; and

      (d) any written material which the Claimant desires the Corporation to examine in its consideration of the Claimant's position as stated pursuant to paragraph (c) above.

      In accordance with this Section, if the Claimant requests a review of the Corporation's decision, such review shall be made by the Corporation, who shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Corporation shall not be modified unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of a law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Corporation shall be binding on the Claimant and upon all other Persons. If the Claimant shall not file written notice with the Corporation at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.

                                   ARTICLE VI

                                     FUNDING

      All benefits under the Plan shall be payable solely in cash from the general assets of the Corporation or a subsidiary, and Grandfathered Employees, and Grandfathered Employees' Beneficiaries shall have the status of general unsecured creditors of the Corporation. The obligations of the Corporation to make distributions in accordance with the provisions of the Plan constitute a mere promise to make payments in the future. The Corporation shall have no obligation to establish a trust or fund to fund its obligation to pay benefits under the Plan or to insure any benefits under the Plan. Notwithstanding any provision of this Plan, the Corporation may, in its sole discretion, combine the payment due and owing under this Plan with one or more other payments owing to a Grandfathered Employee, or a Grandfathered Employee's Beneficiary under any other plan, contract, or otherwise (other than any payment due under the Retirement Plan), in one check, direct deposit, wire transfer, or other means of payment. Finally, it is the intention of the Corporation and the Grandfathered Employees that the Plan be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and that the Plan be administered in accordance with the requirements of Section 409A of the Code and applicable regulations issued thereunder.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

      The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee of such Board of Directors; provided, however, that no such action shall adversely affect the benefit accrued up to the date of the Plan amendment or termination for any Grandfathered

Employee who has met the age and service requirements of Section 3.1 of the Plan, or any Grandfathered Employee or Grandfathered Employee's Beneficiary who is receiving a Supplemental Retirement Benefit, unless an equivalent benefit is provided under another plan maintained by an Employer. No amendment or termination will result in an acceleration of Supplemental Retirement Benefits in violation of Section 409A of the Code.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 INTEREST OF GRANDFATHERED EMPLOYEE. The obligation of the Corporation under the Plan to provide a Grandfathered Employee, or Grandfathered Employee's Beneficiary, with a Supplemental Retirement Benefit merely constitutes the unsecured promise of the Corporation to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim on, any property of the Corporation.

      8.2 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Grandfathered Employee hereunder to continue his or her employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Grandfathered Employee hereunder for any period. All Grandfathered Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

      8.3 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than Grandfathered Employees, or Grandfathered Employees' Beneficiaries who become entitled to a benefit under the Plan.

      8.4 RESTRICTIONS ON ALIENATION. Except to the extent required by law, no benefit under the Plan shall be subject to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign, (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

      8.5 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary or any officer of the Corporation or a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself.

      8.6 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

      8.7 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

      8.8 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Grandfathered Employee or Grandfathered Employee's Beneficiary any documents, reports, returns statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

      8.9 WITHHOLDING. The Corporation shall withhold any tax required by any present or future law to be withheld from any payment hereunder to any Grandfathered Employee or Grandfathered Employee's Beneficiary.

      8.10 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of the Act, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

      8.11 PARTIES BOUND. The Plan shall be binding upon the Employer, all Grandfathered Employees, and all Grandfathered Employees' Beneficiaries, and the executors, administrators, successors, and assigns of each of them.

      8.12 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

                                   ARTICLE IX

                                CHANGE OF CONTROL

      Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, a Grandfathered Employee's interest in his or her Supplemental Retirement Benefit shall vest. On and after a Change of Control, a Grandfathered Employee shall be entitled to receive an immediate distribution of his or her Supplemental Retirement Benefit if the Grandfathered Employee has at least five (5) years of Benefit Service, and (i) the Grandfathered Employee's employment is terminated by his or her Employer and any other Employer without cause, or (ii) the Grandfathered Employee resigns within two years following a Change of Control as a result of the Grandfathered Employee's mandatory relocation, reduction in the Grandfathered Employee's base salary, reduction in the Grandfathered Employee's average annual incentive compensation (unless such reduction is attributable to the overall corporate or business unit performance), or the Grandfathered Employee's exclusion from stock option programs as compared to comparably situated Employees.

      For purposes of this Article IX hereof, a "Change of Control" shall be deemed to have occurred if under a rabbi trust arrangement established by KeyCorp ("Trust"), as such Trust may from time to time be amended or substituted, the Corporation is required to fund the Trust because a "Change of Control", as defined in the Trust, has occurred.

                                    ARTICLE X

                                 COMPLIANCE WITH
                                SECTION 409A CODE

      The Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Corporation to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on and after January 1, 2005, including as contemplated by Section 855(f) of the American Jobs Creation Act of 2004. Notwithstanding any provision of the Plan to the contrary, no otherwise permissible election or distribution shall be made or given effect under the Plan that would result in early taxation or assessment of penalties or interest of any amount under Section 409A of the Code.

      Notwithstanding any provision of the Plan to the contrary, Supplemental Retirement Benefits shall not be distributed to a Grandfathered Employee earlier than:

      (a) the Grandfathered Employee's separation from service as determined by the Secretary of the Treasury (except as provided below with respect to a key employee of the Corporation);

      (b)   death of the Grandfathered Employee;

      (c) upon the occurrence to the Grandfathered Employee, the Grandfathered Employee's spouse, or the Grandfathered Employee's dependent an unforeseeable emergency as defined in Section 409A(a)(2)(B)(ii) of the Code.

      If it is determined that a Grandfathered Employee constitutes a key employee (as defined in Section 416(i) of the Code without regard to paragraph
(5) thereof) of the Corporation, the Grandfathered Employee shall not commence the distribution of his or her Supplemental Retirement Benefits before the date which is six months after the date of the Grandfathered Employee's separation from service (or, if earlier, the date of death of the Grandfathered Employee).

      IN WITNESS WHEREOF, KeyCorp has caused the KeyCorp Second Supplemental Retirement Plan to be executed by its duly authorized officer this 28th day of December, to be effective as of January 1, 2005.

                                                 KEYCORP

                                                 By:/s/ Thomas E. Helfrich
                                                    ----------------------------
                                                 Title: Executive Vice President

                                    EXHIBIT A

                         LIST OF GRANDFATHERED EMPLOYEES

NAME OF EMPLOYEE

Andrews, James
Auletta, Patrick
Bailey, Raymond
Barger, C. Michael
Beran, John
Blake, John T.
Brooks, Craig
Bullard, Janet
Carlini, Lawrence
Colao Jr., Anthony
Cortelli, John
Cruse Jr., Donald
Deal, Frederick
Doland, Michael
Dorland, David
Edmonds, David
Egan, Richard
Fishell, James
Flowers, James
Gill, Michael
Gillespie, Jr., Robert
Greer, Michael
Gula, Allen
Haas, Robert
Hancock, John
Hann, Jr., William
Hartman, Sheldon
Hawthorne, Douglas
Hedberg, Douglas
Heintel, Jr., Carl
Heisler, Jr., Robert
Herron, David
Heyworth, Anthony
Hitchcock, Thomas
Holloway, Ruben L.
Johannsen, Rolland D.
Jones, Robert G.
Kamerer, James
Kaplan, Stephen
Karnatz, William
Kleinhenz, Karen R.
Klimas, Daniel
Knapp, Peter O.
Koontz, Cary
Kucler, Jack
Malone, Michael
Mayer, George
McGuire, James
McDaniel, D. A.
McGinty, Kevin
Melluzzo, Sebastian
Meyer, John R.
Meyer III, Henry
Moody Jr., John
Murray, Bruce
Neel, Thomas M.
Newman, Michael
Noall, Roger
Nucerino, Donald
O'Donnell, F. Scott
Patrick, Robert
Platt, Craig, T.
Ponchak, Frank
Purinton II, Arthur
Rapacz, Richard
Rasmussen, Eric
Roark, Michael
Rusnak, Joseph
Saddler, Thomas
Schaedel, Elroy
Seink, Edward
Simon, William
Smith, James J.
Swisher, Trace
Tracy, Robert
Trigg, Michael
Uzl, Ralph R.
Walker, Martin
Wall, Stephen
Wert, James W.
Willet, Richard

                                    EXHIBIT B

      FOR PERIODS OF TIME PRIOR TO JANUARY 1, 1989, THREE ALTERNATIVE BENEFIT FORMULAS WERE IN EFFECT UNDER THE SOCIETY RETIREMENT PLAN. THE MONTHLY AMOUNT OF THE NORMAL RETIREMENT BENEFIT PAYABLE TO AN ELIGIBLE GRANDFATHERED EMPLOYEE WAS EQUAL TO:

      (a) IF HE BECAME A GRANDFATHERED EMPLOYEE AND THEREFORE BEGAN TO ACCRUE BENEFITS UNDER THE PLAN PRIOR TO JULY 1, 1981, THE GREATER OF:

      (i)   his final average monthly compensation multiplied by the sum of:

            (A) 3.2% multiplied by his years of benefit service not in excess of 15, plus

            (B) 1% multiplied by his years of benefit service in excess of 15 but not in excess of 25, plus

            (C) 0.5% multiplied by his years of benefit service in excess of 25; reduced by:

            (D) 3.33% of his Social Security Benefit Amount multiplied by his years of benefit service not in excess of 15; or

      (ii) the amount determined in accordance with the formula set forth in paragraph (b) below which is otherwise applicable to a person who becomes an Employee on or after July 1, 1981; or

      (b) IF HE BECAME AN EMPLOYEE AND THEREFORE BEGAN TO ACCRUE BENEFITS UNDER THE PLAN ON OR AFTER JULY 1, 1981, HIS FINAL AVERAGE MONTHLY COMPENSATION MULTIPLIED BY THE SUM OF:

      (i) 2% multiplied by his years of benefit service not in excess of 30, plus

      (ii) 0.5% multiplied by his years of benefit service in excess of 30; reduced by:

      (iii) 1.67% of his Social Security Benefit Amount multiplied by his years of benefit service not in excess of 30 to a maximum of 50% of such Amount; or

      (c) IF HE BECAME AN EMPLOYEE AND THEREFORE BEGAN TO ACCRUE BENEFITS UNDER THE PLAN ON JANUARY 1, 1985, AND IMMEDIATELY PRIOR TO SUCH DATE WAS A GRANDFATHERED EMPLOYEE IN THE THIRD NATIONAL BANK AND TRUST COMPANY OF DAYTON, OHIO RETIREMENT PLAN, THE GREATER OF:

      (i) the amount determined in accordance with the formula set forth in paragraph (b) above which is otherwise applicable to a person who becomes an Employee on or after July 1, 1981; or

      (ii)  the sum of:

            (A) 2.2% of his final average monthly compensation, reduced by 2% of his Social Security Benefit Amount; the difference to be multiplied by his years of benefit service at normal retirement date not in excess of 25, plus

            (B) 1.1% of his final average monthly compensation, reduced by 1% of his Social Security Benefit Amount; the difference to be multiplied by his years of benefit service at normal retirement date in excess of 25, adjusted as necessary to produce the actuarial equivalent value on a straight life annuity basis of a benefit otherwise payable on a ten-year certain and continuous basis; provided, however, that in the case of each Employee who was in the employment of Society National Bank of Cleveland on December 31, 1971, and whose continuous service is not broken after the date and prior to the date of his retirement, the monthly amount of his normal retirement benefit otherwise determined under this Section shall be not less than the monthly amount of his normal retirement benefit determined under the normal retirement benefit formula of the Plan as in effect on December 31, 1971, based on the assumption that he received no increases in the rate of his compensation after December 31, 1971, and using the rules for computing continuous service specified in
                  Article II of the Plan as in effect on June 30, 1976 (hereinafter referred to as his "minimum benefit"); and provided, further, that the monthly amount so determined under the provisions of this Exhibit B shall be reduced to the extent provided in Section 14.10 of the Society Retirement Plan as in effect on December 31, 1988. Notwithstanding anything to the contrary contained in the Society Retirement Plan, in no event shall an Employee receive a benefit commencing at his normal retirement date which is less than the largest early retirement benefit to which he had been entitled under the Society Retirement Plan prior to his normal retirement date.